Exhibit (j)(1)
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the reference to us under the heading “Independent Registered Public Accounting Firm” for the Janus Aspen Protected Series — Growth (one of the funds constituting Janus Aspen Series) in this Registration Statement on Form N-1A.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Denver, Colorado
December 30, 2011